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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) July 1, 2000


                            UNI-INVEST (U.S.A.), LTD.
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               (Exact name of registrant as specified in charter)



    Maryland                   0-14510                       42-1241468
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(State or other              (Commission                  (IRS Employer No.)
Jurisdiction of              File Number)                   Identification
Incorporation)



44 South Bayles Avenue, Port Washington, New York               11050
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code            (516) 767-6492



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(Former name or former address, if changed since last report)
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Item 2.     Acquisition or Disposition of Assets.

As of July 1, 2000, pursuant to a Purchase and Sale Agreement dated as of that date, Uni-Invest (U.S.A.) Partnership, L.P. (the "Operating Partnership"), through a newly-created limited liability company (The Point Shopping Center
LLC), in which the Operating Partnership, of which the Company is the sole general partner, is the sole member, purchased a 50% partnership interest in The Point Associates, L.P., the partnership entity that owns The Point Shopping Center in Harrisburg, Pennsylvania, a 320,000 s.f. shopping center ("The Point"), for $2,100,000 plus closing adjustments of approximately $385,000. The purchase price was based on 50% of the appraised value of the property less the existing first mortgage debt (i.e. $13,500,000 less $9,300,000 or $4,200,000 x
 .5). The purchase price was funded primarily by the proceeds of the sale of the Operating Partnership's interest in Germantown Square in Louisville, Kentucky, which sold in April 2000 for $3,000,000.

The 50% interest in The Point Associates, L.P., acquired by the Operating Partnership, was purchased from Selbridge Corp. ("Selbridge"), then the sole general partner of The Point Associates, L.P., by assignment of a 42% partnership interest and from Leo S. Ullman, then the sole limited partner of The Point Associates, L.P., by assignment of an 8% partnership interest. Ullman's 8% interest represented his entire interest in The Point Associates, L.P. Simultaneously with the assignment of partnership interests, Selbridge became a limited partner and The Point Shopping Center LLC became the general partner. The transfers resulted in the Operating Partnership (through The Point Shopping Center LLC) owning a 50% general partnership interest and Selbridge owning a 50% limited partnership interest in The Point Associates, L.P.

The Operating Partnership has the right to acquire an additional 39% partnership interest from Selbridge at any time at a price equal to the fractional interest to be acquired multiplied by ten times net operating income less the outstanding first mortgage debt. Selbridge is prohibited from selling its remaining interest in The Point Associates, L.P. without first offering to sell such interest to the Operating Partnership based upon the aforementioned formula.

The proceeds of Mr. Ullman's 8% limited partnership interest were used to repay a loan from Selbridge to Mr. Ullman to buy such partnership interest. Selbridge paid a disposition fee to SKR Management Corp. in the amount of $67,500. Mr. Ullman is sole owner, director and President of SKR Management Corp. Cedar Bay Realty Advisors, Inc. has waived any rights to any acquisition fee from the Company to which it may otherwise have been entitled as a result of this transaction.
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The Point Associates, L.P. intends to redevelop The Point during the next 18 months based primarily upon construction of a new 54,000 s.f. store reflecting a lease dated June 19, 2000 between Giant Food Stores, Inc. ("Giant") and The Point Associates, L.P. Such lease requires, among other things, construction of the new Giant premises, demolition and reconstruction of certain existing portions of the shopping center, relocation of certain existing tenants, new stores for certain new tenants and reconfiguration and repaving of the parking lot. In addition, pursuant to the terms of the Giant lease, Giant is required to pay $1,500,000 to The Point Associates, L.P. towards the termination of certain leases, and up to an additional $250,000 for certain other tenant relocations. In consideration of receipt of $1,500,000 from Giant, The Point Associates, L.P. undertook to post a $1,500,000 letter of credit or an acceptable guaranty of $1,500,000 for Giant's benefit for two years. The Company will ultimately give such guaranty and Selbridge will give the Company a letter of credit or cash collateral equal to $750,000, representing Selbridge's 50% share of the guaranty.

The Point Associates, L.P. has applied to increase its first mortgage on The Point from $9,300,000 to $17,900,000. After closing costs, it is estimated that net proceeds of approximately $8,100,000 will be available for the redevelopment, which redevelopment net costs (i.e. after crediting the Giant payments) are estimated to be $9,650,000; resulting in additional capital required of The Point Associates, L.P. in the approximate amount of $1,550,000.

During the period commencing from July 1, 2000 until the earlier of (i) the date Giant commences to pay rent or (ii) December 31, 2001, Selbridge has guaranteed to The Point Shopping Center LLC a 10% return on its purchase price of $2,100,000 (i.e. $210,000 per annum).

As The Point was owned by Cedar Bay Company or its affiliates, the owner of 189,767 shares (approximately 21%) of the outstanding stock of the Company, and 1,703,300 (approximately 64%) of the outstanding Operating Partnership units, the Board of Directors of the Company retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc., an investment bank unaffiliated with the Company, to render an opinion as to the fairness, from a financial point of view, to the Company/Operating Partnership of the purchase by the Operating Partnership of an interest in any or all of three shopping centers, including The Point, owned by Cedar Bay Company, or affiliates thereof at the appraised values. In addition to the fairness opinion, the Company has obtained a third party appraisal, which valued The Point as a whole at $13,500,000 (such appraisal was completed prior to, and did not include a value for, the recently-executed Giant Food Stores lease). The Point is managed by Brentway Management LLC and SKR Management Corp, which companies receive management, leasing and construction management fees.
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The Point Associates, L.P., a Pennsylvania limited partnership and Triangle
Center Associates, L.P., a Pennsylvania limited partnership were the sole partners of Cedar Bay Company during 1998. Until July 1, 2000, the general partner of The Point Associates, L.P. was Selbridge Corp., a Delaware corporation. The general partner of Triangle Center Associates, L.P. is Buttzville Corp., a Delaware corporation. Until July 1, 2000, Leo S. Ullman was the sole limited partner in each of The Point Associates, L.P. and Triangle Center Associates, L.P., and is an executive officer and director of each of Selbridge Corp. and Buttzville Corp. During March and April 1999, The Point Associates, L.P. and Triangle Center Associates, L.P., respectively, transferred their interests in Cedar Bay Company to TPA Ownership LLC ("TPA"), resulting in TPA temporarily being sole partner of Cedar Bay Company. Hicks Management Corp. ("Hicks"), Ledford Corp. ("Ledford") and Thomsville Corp. ("Thomsville") were equal members in TPA. Leo S. Ullman is an executive officer and a director of each of the aforementioned members of TPA. Effective December 31, 1999, TPA was dissolved and all of the member interests were assigned to Hicks, Ledford and Thomsville, as general partnership interests, in equal one-third portions. Immediately following and also effective December 31, 1999, each of the aforementioned general partners transferred its one-third general partnership interest to Duncomb Corp. ("Duncomb"), Lindsay Management Corp. ("Lindsay") and Hicks Corp. ("Hicks"). The transfers resulted in Duncomb having a 55% interest, Lindsay a 40% interest and Hicks a 5% interest. Leo S. Ullman is an executive officer and a director in Duncomb, Lindsay and Hicks.

SKR Management Corp. and Cedar Bay Realty Advisors, Inc. are wholly-owned by Leo
S. Ullman. Brentway Management LLC is owned by Mr. Ullman and Brenda Walker. Mr. Ullman and Ms. Walker, officers and directors of the Company, are officers and/or directors of SKR Management Corp., Brentway Management LLC and Cedar Bay Realty Advisors, Inc.

The foregoing is a summary of the transaction and is qualified in its entirety by reference to the Agreement for Purchase and Sale of Partnership Interests which is attached hereto as Exhibit I.

Item 7.     Financial Statements, Pro forma Financial Information and Exhibits.

Financial Statements relating to the acquisition described in Item 2 have not been included in this report and will be filed prior to August 14, 2000.